WEINBERG & COMPANY, P.A.
CERTIFIED PUBLIC ACCOUNTANTS

June 17, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have been furnished with a copy of the response to Item 4.01(a) of Form 8-K for the event that occurred on June 17, 2020 to be filed by our former client, Vnue Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

Weinberg & Company, P.A.

1925 Century Park East • Suite 1120
Los Angeles • California 90067
Telephone: 310.601.2200
Fax: 310.601.2201
www.weinbergla.com

Other Offices:
Boca Raton, Florida
Wanchai, Hong Kong P.R.C.